NOTE PURCHASE AGREEMENT

                       EFFECTIVE AS OF SEPTEMBER 28, 2000

                                 BY AND BETWEEN

                             SMARTSERV ONLINE, INC.

                                       AND

                             HEWLETT-PACKARD COMPANY


                                TABLE OF CONTENTS

1.       Note......................................................................................1
         ----


2.       Representation and Warranties of the Company..............................................1
         --------------------------------------------


3.       Representations and Warranties of HP......................................................8
         ------------------------------------


4.       Conditions to Closings....................................................................9
         ----------------------


5.       Covenants................................................................................11
         ---------


6.       Miscellaneous............................................................................12
         -------------

Schedule 1        Disclosure Schedule
Exhibit A         Form of Legal Opinion of Company Counsel

                             NOTE PURCHASE AGREEMENT

         This Note Purchase Agreement ("Agreement") is entered into and is effective as of September 28, 2000 by and between SmartServ Online, Inc., a Delaware corporation (the "Company"), and Hewlett-Packard Company, a Delaware corporation ("HP").

                                    RECITALS

         WHEREAS, on the terms and subject to the conditions set forth herein, HP is willing to advance $20,000,000 (Twenty Million) U.S. Dollars to the Company, and the Company is willing to execute in favor of HP a convertible secured promissory note in the principal amount of $20,000,000 (Twenty Million) U.S. Dollars (the "Note").

         NOW, THEREFORE, in consideration of the promises and representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Note.
         ----

         (a)      Issuance and Delivery of the Note.

                  (i) At the Closing (as defined below), the Company shall issue the Note to HP.

                  (ii) The issuance of the Note shall take place at a closing to be held at such place and time and on such date (the "Closing Date") as the Company and HP may determine (the "Closing"). At the Closing the Company will deliver to HP the Note. Any Loans to be made hereunder by wire transfer shall be made to account number 031-1177901 in the name of the Company at The Chase Manhattan Bank, ABA number 021000021, or such other account of which the Company may advise HP in writing. The Note shall be registered in HP's name in the Company's records.

         (b) Security. The obligations evidenced by the Note shall be secured as provided in the Note.

2. Representation and Warranties of the Company. The Company represents and warrants to HP that, as of the date hereof, except as disclosed in the Disclosure Schedule in the form of Schedule 1 attached hereto:

         (a) Due Incorporation, Qualification, etc. The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

         (b) Capitalization. The Company's total authorized and issued capitalization is as set forth on the Disclosure Schedule. All of the outstanding equity securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly referenced in the Note or in the Disclosure Schedule, there are as of the date of this Agreement, no options, warrants or rights to purchase equity securities authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its equity securities. The Disclosure Schedule sets forth with respect to such options, warrants and other rights, the exercise price and maturity date. Except as expressly referenced in the Disclosure Schedule, there are no restrictions on the transfer of equity securities of the Company, other than those imposed by the Company's Certificate of Incorporation and Bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any equity security of the Company is entitled to preemptive or similar statutory or contractual rights. All outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws. Except as expressly referenced in the Disclosure Schedule, no person or entity has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to any equity securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any registration statement.

         (c)      Subsidiaries.  The  Disclosure  Statement  sets forth (i) each
                  corporation,   association,  partnership,  or  other  business
                  entity which the Company owns or controls, directly or indirectly, (ii) the Company's percentage of ownership of such business entity and (iii) the jurisdiction under which such business entity is organized.

         (d) Authority; Enforceability. The execution, delivery and performance by the Company of each Transaction Document (as defined below) and the consummation by the Company of the transaction contemplated thereby (i) are within the power of the Company, and (ii) have been duly authorized by all necessary actions on the part of the Company. Each

                  Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, excepts as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity. The shares of the Company's common stock, issuable upon conversion of the Note, when issued in compliance with this Agreement and the Note (the "Underlying Stock"), will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon HP through no action of the Company; provided, however, that the Underlying Stock will be subject to restrictions on transfer under federal or state securities laws. Except as set forth in the Disclosure Schedule, the Underlying Stock is not subject to any preemptive rights or rights of first refusal.

         (e) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company (other than any lien in favor of HP) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

         (f) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person or entity (including without limitation the shareholders of any person or entity) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

         (g)      Financial Statements; Operating Plan.

                  (i) The balance sheet of the Company as at the end of the last fiscal year, and statements of income and cash flows of the Company for such year (the "Financial Statements"), which have been delivered to HP, (A) were prepared in accordance with generally accepted accounting principles ("GAAP"); (B) are in accordance with the books and records of the Company, which have been maintained in accordance with good business practices; and (C) fairly present the financial position of the Company as of the dates presented therein and the income for the periods presented therein. The Financial Statements set forth in reasonable detail the Company's accounting policies, principles and methods, and there has been no change thereof since June 30, 2000, except as may be required by GAAP. Except as set forth in the Financial Statements, the Company has no contingent obligations, liability for taxes or other outstanding obligations which should have been reflected in such financial statements, which are material in the aggregate and of which the Company is aware, except as incurred in the ordinary course of business after June 30, 2000. Except as disclosed in the Financial Statements, the Company has not capitalized any software development costs.

                  (ii) The Company has delivered to HP true and correct information regarding its operating plan as of August 15, 2000. The projections and forward-looking statements made by the Company in such operating plan (the "Projections") were prepared in good faith based on estimates and assumptions believed by the Company to be reasonable based on current circumstances. Actual results during the period covered by the Projections may differ materially and adversely from the projected results and such Projections should not be regarded as a representation or warranty by the Company that the projected results will be achieved.

         (h)      Absence  of   Changes.   Since  the  date  of  the   Financial
                  Statements, there has not been to the Company's knowledge:

                  (i) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (ii)     Any material change in the contingent  obligations of
                           the   Company  by  way  of   guaranty,   endorsement,
                           indemnity, warranty or otherwise;

                  (iii) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of the Company;

                  (iv) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (v) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (vi) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (vii) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (viii) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (ix)     Any sale,  assignment  or  transfer  of any  patents,
                           trademarks,   copyrights,   trade  secrets  or  other
                           intangible assets; or

                  (x) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition or operations of the Company, including compensation agreements with the Company's employees.

         (i)      Title.  The Company owns and has good and marketable  title in fee
                  simple absolute to, or a valid leasehold interest in, all of its real properties and good title to all personal property included in its other assets and properties as reflected in the Financial Statements (except those assets and properties disposed of in the ordinary course of business since the date of such Financial Statements) and all respective assets and properties acquired by the Company and the Company's subsidiaries since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no lien, except for Permitted Liens (as defined in the Note).

         (j) Resignation/Termination of Key Officers. There has been no resignation or termination of employment of any key officer, consultant or employee of the Company since June 30, 2000 other than the resignation of Evan Sohn, Vice President - Business Development, and the Company does not know of the impending resignation or termination of employment of any such key officer, consultant or employee that if consummated would have a materially adverse affect on its business.

         (k) Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Financial Statements, and (ii) liabilities and obligations which have been incurred in the ordinary course of business since June 30, 2000.

         (l)      Patents and Other Intangible Assets.

                  (i) The Company owns or has the right to use, all patents, trademarks, service marks, trade names, copyrights (and licenses with respect to the foregoing) used in the conduct of its business. There are no pending or threatened claims against the Company alleging that the conduct of the Company's business infringes upon or otherwise conflicts with the right or claimed right of any person under or with respect to any of the foregoing. The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof in connection with the conduct of its business or otherwise except with respect to licenses undertaken by the Company in the ordinary course of business. Except in the ordinary course of business, the Company has not granted any licenses with respect to its business as now conducted or as now proposed to conduct.

                  (ii) The Company owns or has the right to use all trade secrets, including know-how, inventions, designs, processes and technical data required for the development, operation and sale of all products and services sold and now proposed to be sold by the Company, free and clear of any rights of liens or claims of others.

                  (iii) The Company has not received any communication alleging that the Company has violated or, by conducting its business as currently conducted or as proposed in its business plan, a copy of which has been provided to HP, would violate or infringe in any way any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

                  (iv) The Company has obtained confidentiality and non-disclosure agreements from its key employees regarding its intellectual property and trade secrets (the "Non-Disclosure Agreement") pursuant to the terms of a form Non-Disclosure Agreement which has previously been provided to HP. There are no Non-Disclosure Agreements which differ substantially from the form Non-Disclosure Agreement.

         (m) Securities Law Compliance. Subject to the accuracy of HP's representations and warranties in Section 3 below, the offer, sale and issuance of the Note to be issued in conformity with this Agreement and the issuance of the Underlying Stock upon conversion of the Note constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws.

         (n) Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency.

         (o) No Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by the Company, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with the execution and performance of this Agreement or any other Transaction Document.

         (p) Security Interest. The security interests created under the Note create a valid and enforceable security interest in the Collateral (as defined in the Note), and upon the filing of UCC-1 financing statements in Connecticut and New York HP will have a perfected, first priority security interest in the Collateral that may be perfected by filing a financing statement.

         (q) Conversion of the Note. The principal and interest under the Note are convertible into the capital stock of the Company as provided under the terms of the Note.

         (r) Disclosure. This Agreement with the Disclosure Schedule, the Note, the Registration Rights Agreement dated September 28, 2000 by and between HP and the Company, the UCC-1 financing statements and other documents executed in connection with the Note (collectively, the "Transaction Documents"), when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations and Warranties of HP. HP represents and warrants to the Company that:

         (a) Authority. The execution, delivery and performance by HP of each Transaction Document and the consummation by HP of the transactions contemplated thereby are within the power of HP and have been duly authorized by all necessary actions on the part of HP. Each Transaction Document executed, or to be executed, by HP has been or will be, duly executed and delivered by HP and constitutes, or will constitute, a legal, valid and binding obligation of HP, enforceable against HP in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (b) Securities Law Investment Representations. HP acknowledges that the Note and the Underlying Stock have not been and will not be registered under the Securities Act, or the securities laws of any state of the United States or any other jurisdiction, and except, with respect to the Underlying Stock, as provided in the Registration Rights Agreement, HP has no right to require such registration. HP is purchasing the Note and the Underlying Stock for HP's own account for investment and not for the interest of any other person and not for resale to others or with a view to or for sale in connection with any distribution thereof. HP has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment and to bear the economic risk of such investment for an indefinite period of time. HP is an Accredited Investor (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act). HP will not resell or otherwise dispose of the Note or any interest therein or the Underlying Stock at any time unless (i) such securities are subsequently registered under the Securities Act and appropriate state securities laws, or (ii) an exemption from registration is available and, if the Company requests, the Company receives an opinion of counsel reasonably satisfactory to it that such exemption is available, and the written approval of the Company to any transfer has first been obtained.

4.       Conditions to Closings.

         (a) Conditions of HP to Closing. HP's obligation hereunder to advance funds to the Company is subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, any of which may be waived in whole or in part by
                  HP:

                  (i) Representations and Warranties; Covenants; Officer's Certificate; Opinion of Counsel.

                           (A) The representations and warranties made by the Company herein or in any other Transaction Document shall be true and correct as of the Closing Date.

                           (B) The Company shall have performed all covenants set forth in the Transaction Documents required to be performed prior to the Closing.

                           (C) A duly authorized officer of the Company shall have executed and delivered to HP a certificate, dated the Closing Date, with respect to the satisfaction of the conditions set forth herein.

                           (D) HP shall have received an opinion of counsel to the Company regarding the enforceability and due authorization of the transactions contemplated by the Transaction Documents in substantially the form attached hereto as Exhibit A.

                  (ii) Transaction Documents. The Company shall have duly executed and delivered to HP the following documents:

                           (A)      This Agreement;

                           (B)      The Note;

                           (C)      The Registration Rights Agreement;

                           (D) UCC-1 financing statements and other documents and instruments which HP may reasonably request to perfect its security interest in the collateral described in the Note; and

                           (E) Such landlord waivers and similar waivers from owners and lessees of properties where Collateral is located, as may be required by HP.

                  (iii) Corporate Documents. The Company shall have delivered to HP each of the following:

                           (A) The Certificate of Incorporation of the Company, certified as of a recent date prior to the Closing Date by the Secretary of the State of Delaware;

                           (B) A Certificate of Good Standing with respect to the Company, certified as of a recent date prior to the Closing Date by the Secretary of the State of Delaware;

                           (C) A certificate of the Secretary of the Company, dated the Closing Date, certifying that (1) the Certificate of Incorporation of the Company, delivered to HP pursuant to the terms hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (2) attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Closing Date;
                                    (3)  attached  thereto is a true and correct
                                    copy  of  resolutions  duly  adopted  by the
                                    Board   of    Directors   of   the   Company
                                    authorizing  the  execution,  delivery,  and
                                    performance by the Company of this Agreement
                                    and the other Transaction  Documents and the
                                    consummation     of     the     transactions
                                    contemplated  hereby  and  thereby;  and (4)
                                    there are no proceedings for the dissolution
                                    or  liquidation  of the  Company  that  have
                                    commenced   or,  to  the  knowledge  of  the
                                    Company, been threatened.

         (b) The Company Conditions to Closing. The Company's obligation hereunder to accept the advance of the funds from HP is subject to satisfaction, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or part by the Company:

                  (i)      Representations and Warranties; Covenants; Documents.

                           (A) The representations and warranties made by HP herein and in the Registration Rights Agreement shall be true and correct as of the Closing Date.

                           (B) HP shall have performed all covenants set forth in this Agreement required to be performed prior to the Closing.

                           (C) HP shall have duly executed and delivered to the Company this Agreement.

5.       Covenants.

         (a) Financial Statements. The Company will furnish the following reports to HP for so long as any amounts are outstanding under the Note and until conversion of the Note by HP:

                  (i) Annual. As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter or at such later date as financial statements such are filed with the Securities and Exchange Commission pursuant to appropriate extensions,a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and statements of income and cash flows of the Company for such period, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the Company's independent public accountants, currently Ernst & Young LLP, and reasonably acceptable to HP; and as soon as practicable after the end of each fiscal year of the Company, and in any event within sixty (60) days thereafter a financial plan, including and operating budget and business plan for the fiscal year which just began.

                  (ii) Quarterly. As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP (except that such financial statements need not contain footnotes required by GAAP or normal year-end closing adjustments), all in reasonable detail and certified by the chief financial officer of the Company.

                  (iii) Information Provided to Shareholders. Promptly upon the mailing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so mailed.

                  (iv) Securities Filings. Promptly upon the filing thereof, copies of all reports on Forms 10-KSB, 10-QSB and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission.

                  (v) Other Information. Such other information as HP reasonably requests.


6.       Miscellaneous.

         (a) Confidentiality. From and after the date hereof, each of HP and the Company shall receive confidential information of the other party. For purposes hereof, the party, disclosing confidential information shall be designated "Discloser" and the party receiving such information shall be designated "Recipient". Except with Discloser's prior written approval, and except as HP reasonably determines to be necessary with any foreclosure of its security interests under the Note,
                  Recipient shall keep all of Discloser's confidential information confidential and shall use such information only for the furtherance of business relationships between the parties. Recipient shall protect Discloser's confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of Discloser's confidential information as Recipient uses to protect its own confidential information of a like nature. Information shall not be deemed confidential if it (i) is or becomes a matter of public knowledge through no fault of Recipient; (ii) is rightfully received by Recipient from a third party without a duty of confidentiality; (iii) is disclosed under operation of law; or
                  (iv) is independently developed by Recipient. Recipient agrees that Discloser is entitled, in addition to any other remedies available to it either at law or in equity, to injunctive relief restraining Recipient from violation of the foregoing restrictions.

         (b) Waivers and Amendments. No provision of this Agreement may be amended or modified without the written consent of the Company and HP. No provision of this Agreement may be waived unless such  waiver  is in  writing  and  then  only  to  the  extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

         (c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

         (d) Waiver of Jury Trial. HP and the Company each hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, whether the claims raised in such proceeding are based on contract, tort, or otherwise.

         (e) Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement.

         (f) Successors and Assigns. Subject to the restriction on transfer described in Section 8(g) below, the rights and obligations of the Company and HP shall be binding upon and benefit their respective successors, assigned, heirs, administrators, and transferees.

         (g) Assignment by HP and the Company. Neither the Note nor any of the rights, interests or obligations thereunder or hereunder or under any other Transaction Document may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of HP (except in the case of the Company to a successor entity pursuant to a migratory merger to another state).

         (h) Entire Agreement. This Agreement, together with the Note and the other Transaction Documents, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         (i) Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, on the date of being faxed if sent by confirmed fax, on the first business day after being sent if sent by recognized overnight courier, and on the third business day after being mailed if sent by registered or certified mail, postage prepaid, addressed (i) if to HP to: Hewlett-Packard Company, 333 Logue Avenue, MS32, Mountain View, CA 94043,
                  Attention: General Manager, fax number, (650)919-8013; with a copy to Hewlett-Packard Company, 3000 Hanover Street, MS20BQ, Palo Alto, CA 94304, Attention General Counsel, fax number
                  (650)857-4392, or (ii) if to the Company to: SmartServ Online, Inc., One Station Place, Stamford, CT 06902, Attention: Chief financial Officer and General Counsel, facsimile
                  (203)353-5962.

         (j)      Expenses.  Each party shall bear and pay its own legal fees in
                  connection   with  the   negotiation  and  execution  of  this
                  Agreement and the other Transaction Documents.

         (k) Severability of this Agreement. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall be deemed to constitute one instrument.

         IN WITNESS  WHEREOF,  each of the parties has caused this Note Purchase
Agreement   to  be  duly   executed  and   delivered  by  its  duly   authorized
representative as of the date first written above.

HEWLETT-PACKARD COMPANY                      SMARTSERV ONLINE, INC.


By: /s/ Craig A. White
     ---------------------------
Name:  Craig A. White                        By: /s/ Thomas W. Haller
     ---------------------------                ---------------------------
Title: Vice President & GM                   Name:   Thomas W. Haller
     ---------------------------                ---------------------------
                                             Title:  Vice President, Chief
                                                     Accounting Officer

                                   SCHEDULE 1

                               Disclosure Schedule

                                    EXHIBIT A

                               OPINION OF COUNSEL


                                       The Chrysler Building
                                       405 Lexington Avenue, New York, NY  10174
                                       (212) 704-6000 Fax (212) 704-6288



                                                              September 28, 2000

Hewlett-Packard Company
Financing & Complements Group
333 Logue Avenue
Mountain View, CA 94043

                  RE:      SMARTSERV ONLINE, INC.

Ladies and Gentlemen:

                  We have acted as counsel to SmartServ Online, Inc., a Delaware corporation (the "COMPANY"), in connection with (i) its issuance and sale to you of that certain Convertible Secured U.S. $20,000,000 Promissory Note dated September 28, 2000 (the "NOTE"), pursuant to that certain Note Purchase
Agreement  between  the  Company  and you dated as of  September  28,  2000 (the
"PURCHASE AGREEMENT"), and that certain Registration Rights Agreement between the Company and you dated as of September 28, 2000 (the "REGISTRATION RIGHTS AGREEMENT"), all of which collectively are referred to herein as the ("TRANSACTION DOCUMENTS") and (ii) the transactions contemplated therein.

                  This opinion is being rendered to you in satisfaction of the closing conditions set forth in Section 4(a)(i) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement or the NYUCC (as hereinafter defined), as applicable. This opinion is intended solely for the information of the addressee and no one else is entitled to rely upon it. In any event, no part of this opinion may be incorporated, quoted or otherwise referred to in any other document or communication or filed with or otherwise furnished to any governmental authority or other person without our prior written consent, except that our prior written consent is not needed to furnish a copy of this opinion: (a) in connection with any proceedings relating to the Transaction Documents or the enforcement thereof, (b) to your accountants and counsel, (c) pursuant to judicial process or government order or requirement, or (d) in the closing binders and other appropriate collections of closing documents for the transaction.

                  In rendering the opinions  expressed  below,  we have examined originals or copies of (i) the Purchase Agreement and the other Transaction Documents, (ii) the UCC financing statements and attachments executed and delivered for filing with the Secretary of State of the State of Connecticut, the Secretary of State of the State of New York and the County Clerk of New York County (the "FINANCING STATEMENTS"), (iii) the Company's Amended and Restated Certificate of Incorporation, as amended to date (the "CERTIFICATE OF Incorporation"), as certified by the Secretary of State of the State of Delaware on September 25, , 2000, (iv) the Company's By-laws, as amended (the "BY-LAWS"), as certified by the Secretary of the Company on the date hereof (the Certificate of Incorporation and the By-Laws, collectively, the ("GOVERNING DOCUMENTS"), (v) resolutions adopted by the Company's Board of Directors in a Unanimous Written Consent of the Board of Directors of the Company dated as of September 15, 2000, authorizing execution and delivery of the Purchase Agreement, the Note and the Registration Rights Agreement and consummation of the transactions contemplated thereby, as certified by the Secretary of the Company on the date hereof (items
(iii),  (iv)  and  (v)  may  be  referred  to  collectively  as  the

                                      -2-
                                                              September 28, 2000

"CORPORATE DOCUMENTS"), (vi) a certificate from Thomas W. Haller, Chief Accounting Officer and Richard D. Kerschner, Secretary, to us (the "OFFICERS' CERTIFICATE"), (vii) the agreements, indentures and other instruments to which the Company is a party or by which it is bound, identified to us in the Officers' Certificate as a material agreement (the "MATERIAL AGREEMENTS"), and
(viii) Court and governmental orders, writs, judgments and decrees specifically directed to the Company and identified to us in the Officers' Certificate as applicable to the Company (the "COURT ORDERS"). In rendering the opinion regarding the valid existence and good standing of the Company in the State of Delaware and the good standing of the Company in the State of Connecticut, each contained in paragraph (1) below, we have relied solely upon good standing certificates issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Connecticut on September 18, 2000 and September 25, 2000, respectively. In rendering the opinion in paragraph (2) below, in addition to the representations of the Company in the Purchase Agreement and telephone conversations with the transfer agent for the Common Stock of the Company, we have relied solely upon resolutions of the Board of Directors of the Company or excerpts from the minutes of meetings of the Board of Directors of the Company furnished to us by officers of the Company and the representations of such officers that the authorizations reflected therein remained in full force and effect on the date of issuance of the shares authorized for issuance therein, that the full purchase price or other consideration payable as provided for in such resolutions and excerpts was received by the Company, that anti-dilution adjustments made to determine the number of shares of Common Stock issued upon the exercise or conversion of warrants, options and the like were properly made and that no shares of Common Stock have been issued since the Company's initial public offering as to which we have not rendered an opinion to the Company's transfer agent.

                  We have also made such examination of applicable statutes and regulations currently in effect as we deemed necessary under customary practice to enable us to render this Opinion Letter. In such examination we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the factual accuracy of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies whether or not certified. Except as expressly set forth in this opinion, we have not undertaken any independent investigation, examination or inquiry to confirm or determine the existence or absence of any facts, searched any of the books, records or files of the Company, searched any internal file, court file, public record or other information collection, or examined or reviewed any communication, instrument, agreement, document, file, financial statement, tax return, minute, record, lien, or other item. The Transaction Documents, Financing Statements, Corporate Documents, Material Agreements, Court Orders and UCC Searches (as hereinafter defined) are the only items of their respective types reviewed by us in connection with or covered by this opinion.

                  Where reference is made in this opinion to matters within or to our knowledge, or to facts or circumstances known to us or which have come to our attention, such reference means the actual knowledge, without independent review or verification, of those attorneys currently in our firm who have given substantive attention to the preparation and negotiation of the Transaction Documents. By actual knowledge, we mean the conscious awareness of information about either fact or law (depending upon usage) of any such attorney without undertaking any investigation to determine the existence or absence of any facts, either within our firm or otherwise, recognizing that what is "known" at one time may not be in the mind or may be forgotten altogether at another time.

                  For purposes of this opinion: (a) "NYUCC" shall mean Article 9 of the Uniform Commercial Code of the State of New York (excluding any other statutes referenced therein and the effect thereof), as currently in effect (which does not include the currently proposed Revised UCC Article 9); and (b) "UCC" shall mean the Uniform Commercial Code (excluding any other statutes referenced and the effect thereof), as currently in effect in any state or district of the United States of America (which in the case of the UCC of any state or district other than New Yorkwe have assumed (with your consent) is the same as the NYUCC (aside from our Limited CNUCC Review as hereinafter defined), as more fully described below).

                                      -3-
                                                              September 28, 2000

                  We express no opinion respecting any Transaction Document, or any right, power, privilege, remedy or interest intended or purported to be created thereunder, insofar as any term or provision thereof (a) may be limited
(i) by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other laws or judicial decisions affecting any rights, powers, privileges, remedies and interests of creditors generally, (ii) by rules or principles of equity or public policy affecting the enforcement of obligations generally, whether at law, in equity or otherwise including (without limitation) those pertaining to materiality, good faith, fair dealing, diligence, reasonableness, unconscionability, impossibility of performance, redemption or other cure, suretyship rights or defenses, waiver, laches, estoppel or judicial deference, or (iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance, injunctive relief, indemnification, subrogation and contribution, (b) conflicts or is inconsistent with any term or provision of any other Transaction Document or any UCC financing statement, or (c) purportedly grants to a party, or permits a party to exercise or otherwise enforce or pursue, specific rights, powers, privileges, remedies or interests in a manner impermissible under or otherwise inconsistent with applicable laws or public policy from time to time in effect, including (without limitation) agreements to agree, reformation, severability, exculpations and indemnifications, penalties, waivers, releases, powers of attorney and collateral disposition, election of remedies, non-judicial remedies, "time is of the essence" clauses, and statutes of limitation waivers or limit. Without limiting the foregoing, with respect to the opinion expressed in paragraph no. (4) of this Opinion Letter, we express no opinion insofar as the enforceability of the indemnification and contribution provisions in the Registration Rights Agreement may be limited by federal and state securities laws and the policies underlying such laws.

                  We have not examined title to any asset or property or any of the books, records and files of the Company pertaining thereto, which may include invoices, bills of sale and other documents that may evidence the purchase, ownership or disposition of such assets or properties, nor have we examined any item of inventory, equipment or other tangible assets or property of the Company. We have assumed (with your consent) that each of the assets and properties of the Company (i) exists, (ii) is owned and (except as otherwise noted below where the relevant security interest may be perfected only by possession of the item or corresponding document of title) possessed by the Company, and to or in which it has good and sufficient title and has "rights" within the meaning of Section 9-203 of the NYUCC (or any provision of any other relevant UCC to the same effect) and (iii) is located where represented and conforms to the descriptions in the Purchase Agreement.

                  We have commissioned searches respecting UCC financing statement filings with the officials in the jurisdictions of Connecticut and New York listed in Schedule A hereto through the indicated search dates respecting the Company (collectively, the "UCC SEARCHES"). Each of the UCC Searches was conducted by an independent firm not under our control or supervision. Our opinion (if any) with respect to, or to the extent affected by, the existence or absence of any financing statement, mortgage, security interest, lease, license, lien, encumbrance, adverse claim, interest or other condition, defect or impairment of title or ownership (each an "ADVERSE CONDITION") is based solely upon the UCC Searches and the factual information contained in the Purchase Agreement and the schedules thereto or the Officers' Certificate and the schedules thereto. We have assumed (with your consent) that the names and addresses of the parties used in the UCC Searches and the jurisdictions searched were complete and correct, the UCC Searches are sufficient and would disclose no additional Adverse Condition if updated through the date of this opinion, and neither party to the Purchase Agreement has any knowledge (actual or constructive) of any Adverse Condition, any other claim, counterclaim, defense or other condition, defect or impairment of rights, or any action, suit, litigation, arbitration, investigation or other proceeding not specifically disclosed in the UCC Searches, the Purchase Agreement or the schedules thereto or this opinion.

                  To the extent our opinions below relate to the creation, existence, legality, validity, binding effect, enforceability, perfection or priority of any security interest or other lien, or to any

                                      -4-
                                                              September 28, 2000

Transaction Document insofar as it pertains to any security interest or other lien, our opinions are limited to: (a) the security interests granted by the Company under the Note (excluding (i) fixtures, (ii) general intangibles consisting of the Company's equipment and real estate leases, and (iii) copyrights, patents, trademarks and rights and interests therein) in which security interests are governed by and perfectible under the NYUCC or any other relevant UCC (subject to our assumptions respecting the UCCs of other states below) by the filing of financing statements or by possession (collectively, the "UCC COLLATERAL"); and (b) the UCC Proceeds (as hereinafter defined). We have assumed (with your consent) that the Note reasonably identifies the intended UCC Collateral. To the extent the UCC Collateral may be perfected under the NYUCC or other relevant UCC by the filing of financing statements, we have assumed that the Financing Statements (including attachments) (i) properly name the secured party and give an address from which information concerning the security interest may be obtained from such secured party, (ii) properly indicate the type, or describe each of the items, of the intended UCC Collateral, (iii) are sufficient in form and content and satisfy all formal requirements for filing under the applicable UCC (other than the NYUCC and based solely on the Limited CNUCC Review (as hereinafter defined) the Connecticut UCC), and (iv) as of the date of this opinion will have been duly and timely filed with the Secretaries of State of the States of Connecticut and New York and the County Clerk of New York County of the State of New York in the form executed and delivered.

                  To the extent the security interests described in the Note consist of proceeds, our opinions are limited to proceeds as defined in NYUCC
Section 9-306(1) from other UCC Collateral perfected as described above that are either (i) identifiable cash proceeds in which you have permanently perfected your security interests by possession within the applicable period of temporary perfection, if any, and (ii) non-cash proceeds if perfectable solely by filing in the jurisdictions in which the UCC financing statements have been filed and such proceeds are sufficiently described in such statements (collectively, "UCC PROCEEDS"). Please note, however, that "software" is not a recognized UCC type of collateral under the current NYUCC, and interest and similar payments may not be "proceeds" under the NYUCC or any other relevant UCC. Please also note there are various provisions of applicable law under which security interests in the UCC Collateral or UCC Proceeds (collectively, the "COLLATERAL") in the future may lapse or otherwise become or be held unenforceable or junior to other security interests (through the action of a pledgor, the operation of applicable law or otherwise).

                  We express no opinion whatsoever with respect to: title to or use of any asset or property; the applicable laws of any county, town, municipality or other local or special political subdivision; or the absence of any security interests or other liens or encumbrances (whether as part of our opinions respecting the general enforceability of any Transaction Document, the absence of required approvals or filings, conflicting agreements, indentures and other instruments to which the Company is a party or by which the Company is bound or otherwise), other than insofar as such liens may be subsumed within Material Agreements and subject to our express opinion in paragraph no. 7(iii) below. We express no opinion as to the legality, validity, binding effect or enforceability of any provision of any Transaction Document that purports to select or create any governing law, any jurisdiction or venue other than New York or any U.S. Federal court jurisdiction or venue in any jurisdiction where the requisite federal requirements have not been met. Except for our express opinions in paragraph no. (9) of this Opinion Letter, we express no opinion whatsoever with respect to the creation, existence, permissibility, legality, validity, binding effect, enforceability, perfection or priority of any security interest or other lien or encumbrance purported to be created or assumed under any Transaction Document or the absence of any security interests or other liens or encumbrances (whether as part of our opinions respecting the general enforceability of the Transaction Documents, the absence of required approvals or filings, conflicting Material Agreements or Court Orders, or otherwise). We express no opinion whatsoever as to any matter assumed by us, any factual information provided to us or any other matter except as expressly set forth herein. We express no opinion whatsoever as to "Revised Article 9" of the UCC, as approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, which has yet to be adopted as part of the NYUCC. We note, however, that Revised Article

                                                              September 28, 2000

9 has been adopted in Delaware (among other places) and introduced this year in the New York legislature. We express no opinion with regard to any applicable Blue Sky laws.

                  We have assumed that: (i) Hewlett-Packard Company ("HP") (a) is duly organized, validly existing and in good standing in its jurisdiction of organization and is qualified to do business and licensed in each jurisdiction necessary to its performance or enforcement of the Transaction Documents, (b) has full corporate power and authority and has been duly authorized to execute, deliver and perform its obligations under the Transaction Documents, (c) has satisfied all legal requirements applicable to it to the extent necessary to make the Transaction Documents enforceable by or against it, (d) is acting on behalf of itself as principal and (e) is properly identified with its true, complete and correct legal name, jurisdiction of organization and principal place of business; (ii) the Transaction Documents have been duly executed and delivered by HP and are the legal, valid and binding obligations of HP, enforceable as written against HP in accordance with their respective terms and provisions; (iii) each certificate, report or other document issued by any governmental official, office or agency concerning any person, asset, property or status is, and all public records (including their proper indexing and filing) are, accurate, complete, authentic and current and remain so as of the date hereof; (iv) there has not been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence, and the conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability; (v) there are no written or oral agreements or understandings not known to us that would define, supplement or qualify any term or provision of the Transaction Documents; (vi) no party will in the future take any action (including a decision not to act) that would result in any violation of applicable law or constitute any violation or default under any other Transaction Document, Corporate Document, Material Agreement or Court Order (1) if such action is not specifically required (including, without limitation, any action that is prohibited or permissible) under any Transaction Document, or (2) if more than one action can accomplish the same specific requirement or result under a Transaction Document and at least one of them would not result in any such violation or default; and (vii) the conditions precedent to the effectiveness of the Transaction Documents have been duly satisfied or waived. The assumptions and qualifications expressly stated in this Opinion Letter are in addition to (and not in lieu or limitation of) any others presumed by customary usage.

                  As to any facts relevant to the opinions expressed below, we have relied upon certificates and written and/or oral representations of officers of the Company (including the representations of the Company set forth in the Transaction Documents) and public officials as well as the representations made by HP in the Transaction Documents and the Disclosure Schedule to the Note Purchase Agreement (the "DISCLOSURE SCHEDULE"). We have not conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth herein.

                  Our opinions are limited to the date hereof, and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention or any changes in applicable law subsequent to the date hereof. Whenever any opinion of ours refers to or includes the performance of any obligation or the issuance of any instrument or certificate after the date hereof, it is based on our assumption that: (i) all relevant facts and circumstances will be the same at such future time as we believe them to be on the date hereof (except as noted in the next clause (ii); (ii) each party will have taken all future or further actions necessary or appropriate thereto; (iii) no relevant liens, filings, approvals, permits or similar items will have expired or otherwise adversely changed and (iv) no changes will have occurred in the Purchase Agreement, any other Transaction Document, any Corporate Document, Material Agreement or Court Order, or any other relevant documents, applicable law, trade usage or course of dealings.

                  We call to your attention the fact that we are counsel admitted to practice only in the State of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of

                                                              September 28, 2000

America. We note that the Transaction Documents purport to be governed by the applicable laws of the State of Delaware and that UCC financing statements are to be filed in jurisdictions other than New York. For the purposes of this opinion, however, we have (i) briefly reviewed the text of Sections 9-401 and 9-402 of the Connecticut UCC as published in the online version of Westlaw as posted on September 25, 2000, but we have not reviewed the annotations or statutory history thereof or any regulatory, case law or other interpretation thereof, or any description, section or other cross reference or other reference thereon (the "LIMITED CNUCC REVIEW"), and (ii) we have assumed with your consent (and without independent investigation, even though we have reason to believe it may not be the case, except for the provisions reviewed in our Limited CNUCC Review) that the applicable law of the State of Delaware (other than the DGCL) and State of Connecticut is the same as the applicable laws of the State of New York, including the NYUCC (other than the express UCC provisions subject to our Limited CNUCC Review.

                  Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

                  (1) The Company is a corporation incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties (as such properties are known to us, based solely on the Officers' Certificate) and to conduct its business as, to our knowledge (based solely on the Officers' Certificate), it is presently conducted. The Company is duly qualified or registered to transact business and is in good standing as a foreign corporation in the State of Connecticut.

                  (2) The authorized capital stock of the Company is as set forth in the Disclosure Schedule. Except as provided in the Disclosure Schedule, there are (i) no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements known to us to purchase or otherwise acquire or issue any equity securities of the Company from it pursuant to any of the Governing Documents or any Material Agreement other than the Transaction Documents, and (ii) to our knowledge no restrictions upon the voting or transfer of any shares of capital stock of the Company pursuant to any of the Governing Documents or any Material Agreement other than the Transaction Documents.

                  (3) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, to issue and sell the Note pursuant to the Purchase Agreement and to perform its obligations thereunder, including the issuance and delivery of the shares of capital stock of the Company that may be issued upon conversion of the Note, in whole or in part (the "CONVERSION SHARES").

                  (4) Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms and provisions.

                  (5) The Board of Directors of the Company has duly authorized the issuance of the Conversion Shares upon conversion of the Note, in whole or in part, in accordance with the respective terms thereof, and such number of Conversion Shares as may be required to be issued upon conversion of the Note has been duly reserved for issuance by the Company. The Conversion Shares, when issued, sold and delivered in accordance with the terms and fully paid for by delivery to the Company of the consideration expressed in the Note, will be duly and validly issued, fully paid and nonassessable, and not subject to any preemptive rights under the Corporate Documents.

                  (6) Based upon the representations contained in Section 3 of the Purchase Agreement, (i) the offer, sale, issuance and delivery to you of the
Note in accordance with the terms and provisions of the Note and Purchase Agreement, constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended, and (ii) assuming the conversion of the Notes in accordance with their terms and provisions and no commission or other

                                                              September 28, 2000


remuneration is paid or given directly or indirectly for soliciting such exchange, the Conversion Shares will have been issued and delivered to you in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

                  (7) The execution and delivery of each of the Transaction Documents by the Company, the issuance and sale of the Note pursuant to the Purchase Agreement and the performance by the Company of its obligations under the Transaction Documents (including the issuance of the Conversion Shares upon the conversion thereof), will not result in (i) the violation by the Company of its Governing Documents, (ii) the violation by the Company of any law, rule or regulation of the United States or the State of New York or the Delaware General Corporation Law (other than federal securities laws, which are specifically addressed elsewhere herein) or (iii) the breach by the Company of any of the Material Agreements or Court Orders provided that we express no opinion with respect to any real estate lease of the Company or statutory or common law landlord's lien.

                  (8) Except for the filing of the Financing Statements, to our knowledge, no consent, approval, authorization or order of, or filing with, any governmental or public authority is required as a condition precedent to, or in connection with, the due and valid execution and delivery of each of the Transaction Documents by the Company, the issuance and sale of the Note pursuant to the Purchase Agreement or the performance by the Company of the Transaction Documents, except such consents, approvals, authorizations, orders or filings as have been obtained or made or as are required under federal and state securities laws; provided, that the opinion contained in this paragraph does not apply to the applicability of the federal securities laws to the issuance of the Conversion Securities (which is covered solely by paragraph no. (6) above).

                  The Financing Statements are in an appropriate form for filing in the office of the Secretary of State of the State of New York and the County Clerk of New York County, and based solely on our Limited CNUCC Review, the Secretary of State of the State of Connecticut. Valid security interests have been granted in the UCC Collateral pursuant to the Note, enforceable against the Company in accordance with their respective terms and provisions; to the extent such Collateral may be perfected under the NYUCC or other relevant UCC by the filing of financing statements, then upon the due and timely filing of the Financing Statements respecting the Company with the Secretary of State of the State of New York and the County Clerk of New York County, and based solely on our Limited CNUCC Review, the Secretary of State of the State of Connecticut, those security interests will be perfected in such Collateral to the extent described in those statements and located or deemed located in such jurisdictions.

                  This opinion letter is limited to the matters expressly stated herein, and no opinion is inferred or may be implied beyond the matters expressly stated herein.

                                                               Very truly yours,


                                                            /s/PARKER CHAPIN LLP
                                                               PARKER CHAPIN LLP

                                      -8-
                                                              September 28, 2000

                                   SCHEDULE A

Secretary of State of the State of Connecticut, through 9/21/2000

Secretary of State of the State of New York, through 9/26/2000

County Clerk of New York County, through 8/29/2000